Exhibit 99.01


                      SENTO ADDS TWO INDEPENDENT DIRECTORS
       - Donald Livingstone, Director of BYU Center for Entrepreneurship,
                           to head Audit Committee -
                - Richard Dyer, VP of Americas Sales for SanDisk,
                    to add business development expertise -


AMERICAN FORK, Utah, November 16, 2004 - Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support announced the appointments of Donald H. Livingstone and Richard E. Dyer to its Board of Directors. Mr. Livingstone will become Chairman of the Audit Committee.

Donald Livingstone, 61, is Director of the Center for Entrepreneurship and a Teaching Professor in the Marriott School of Business of Brigham Young University (BYU). He taught for seven years in the highly rated Accounting Department at BYU before creating the Entrepreneurship program. Prior to joining the faculty of BYU in 1994, Mr. Livingstone had a 29-year career with Arthur Andersen. There, he spent 22 years as a partner in the San Francisco office where he supervised the Financial Services practice.

Additionally, Mr. Livingstone currently serves as a member of the Board of Directors of Micrel Incorporated, (Nasdaq: MCRL) where he is Chairman of the Audit Committee, as well as a member of the Compensation and Corporate Governance Committees. He previously served as a director of California Independent Bancorp (CIB) and then of Humboldt Bancorp, which acquired CIB. Mr. Livingstone has also served with Tropical Sportswear International. He chaired the Audit Committees in each of these companies.

Richard Dyer, 58, was recently named Vice President of Americas Sales for SanDisk Corporation, (Nasdaq: SNDK), the world's largest supplier of flash memory data storage card products, where he oversees OEM and retail channels in the Americas. He joined SanDisk in 1998 and established the company's worldwide retail channel, growing revenues to $1.6 billion in that channel. Mr. Dyer has also held executive positions in sales and marketing for Adobe Systems and for Eastman Kodak, where he served as Vice President of the Digital & Applied Imaging Division and provided leadership in revitalizing the performance of its U.S. sales organization. Mr. Dyer also has experience with Apple Computer and Hewlett-Packard.

C. Lloyd Mahaffey, Chairman of Sento's Board, commented, "Our ability to attract such accomplished individuals to our Board of Directors reflects both the important progress this Company has made in the past three years as well as its enormous potential moving ahead. In the past week, Sento took a major step forward in its growth strategy with our agreement to acquire Xtrasource, an advanced contact solutions provider with a European presence. We have now added two independent directors with impressive business experience and skills that match our new level of opportunity. With the guidance of Messrs. Livingstone and Dyer and the talents of the Sento team, we are well equipped to propel Sento to the next level of performance and growth."

SENTO PROFILE

Sento Corporation (www.sento.com) has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice PlatformSM, an integrated suite of multi-channel CRM technologies, customers are right channeled, that is, given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone, for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the completion of the described acquisition, difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company, the Company's stock price has historically been volatile; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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